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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 1997, with respect to the financial statements of Jacor Broadcasting of Youngstown, Inc. (formerly WN Broadcasting Corp.) incorporated by reference in this Registration Statement on Form S-3 and related Prospectus of Jacor Communications Company, Jacor Communications, Inc. and Subsidiary Guarantors.

                                          WILLIAM T. OGDEN, INC.

Youngstown, Ohio
November 24, 1997